Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Airgas, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633, 333-37863, 333-46266, 333-46739, 333-60995, 333-61989, 333-161774 and 333-167140), Form S-4 (No. 333-23651) and Form S-8 (Nos. 33-21780, 33-25419, 33-33954, 33-64056, 33-64058, 33-64112, 333-28261, 333-42023, 333-75256, 333-75258, 333-100187, 333-107872, 333-117965, 333-136461, 333-136463, 333-137185, 333-161660 and 333-170139) of Airgas, Inc. of our report dated May 26, 2011, with respect to the consolidated balance sheets of Airgas, Inc. and subsidiaries as of March 31, 2011 and 2010, the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2011, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2011, which report appears in the March 31, 2011 annual report on Form 10-K of Airgas, Inc.

Our report refers to a change in the method of accounting for Airgas, Inc.’s trade receivable securitization agreement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 26, 2011